UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2014

DEL TACO RESTAURANT PROPERTIES II

(Exact Name of Registrant as Specified in Its Charter)

California	0-16190	33-0064245
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25521 Commercentre Drive Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 462-9300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 1, 2014, Del Taco LLC, the General Partner of Del Taco Restaurant Properties II (the “Partnership”) sent a letter to the limited partners of the Partnership requesting input on whether or not Del Taco should explore a sale process for the properties owned by the Partnership that may result in presentation of a sale transaction to the limited partners for approval. The poll is intended to gauge interest level only and does not constitute a binding vote on either Del Taco or the limited partners to take or refrain from taking any action. A copy of the letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Information

This filing does not constitute a solicitation of a proxy, consent or vote. If there is a solicitation of a proxy, consent or vote, then any required filings will be made with the Securities and Exchange Commission (the “SEC”). To the extent any solicitation of proxies, consents or votes is conducted in connection with a sale transaction, the General Partner, and its directors and officers, may be deemed to be participants in such solicitation from the limited partners of the Partnership in connection with the matters to be considered at a meeting of the limited partners of the Partnership. Furthermore, the Partnership would file a proxy statement or other materials, as applicable, with the SEC in connection with any such solicitation from the limited partners of the Partnership. LIMITED PARTNERS OF THE PARTNERSHIP ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER SOLICITATION MATERIALS IF AND WHEN THEY BECOME AVAILABLE AS THEY WOULD CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, would be set forth in any such proxy statement and other materials filed with the SEC in connection with a meeting. Information regarding the direct and indirect interests of the directors and officers of the General Partner can also be found in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 24, 2014. To the extent any solicitation of proxies, consents or votes are conducted in connection with a sale transaction, limited partners of the Partnership would be able to obtain any proxy statement, any amendments or supplements to such proxy statement and other documents filed by the Partnership with the SEC for no charge at the SEC’s website at www.sec.gov. Copies would also be available at no charge by writing Del Taco LLC at 25521 Commercentre Drive, Lake Forest, California 92630.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Letter to Limited Partners dated September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TACO RESTAURANT PROPERTIES II
(a California limited partnership)
Registrant

Del Taco LLC
General Partner

Date: October 1, 2014	/s/ Steven L. Brake
Steven L. Brake
Chief Financial Officer

Exhibit Index

99.1	Letter to Limited Partners dated September 30, 2014.